EXHIBIT 3.1
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
DEL GLOBAL TECHNOLOGIES CORP.
Under Section 805 of the
Business Corporation Law
     DEL GLOBAL TECHNOLOGIES CORP. (the “Corporation”), a corporation organized and existing under and by virtue of the Business Corporation Law of the State of New York, does hereby certify as follows:
      1. The name of the corporation is Del Global Technologies Corp. The name under which the corporation was formed is Del Electronics Corp.
      2. The certificate of incorporation of the Corporation was filed by the Department of State on October 26, 1954.
      3. The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:
To increase the number of authorized shares of common stock, $.10 par value, from twenty million (20,000,000) shares to fifty million (50,000,000) shares, $.10 par value.
      4. To accomplish the foregoing amendment, paragraph “Third” of the certificate of incorporation of the Corporation is hereby amended to read as follows:
“THIRD: the aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of common stock, $.10 par value.”
      5. The amendment of the certificate of incorporation of the Corporation effected by this certificate, in accordance with the provisions of Sections 801, 803 and 805 of the Business Corporation Law of the State of New York, was duly authorized by vote of the Board of Directors of the Corporation at a meeting held on September 25, 2006, followed by vote of a majority of all outstanding shares entitled to vote thereon which were cast at a special meeting of shareholders held on November 17, 2006.
[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, we have hereunto signed this certificate this 17th day of November, 2006, and affirmed that the statements made herein are true under penalties of perjury.

DEL GLOBAL TECHNOLOGIES CORP.
By:	/s/ James A. Risher
James A. Risher
President and Chief Executive Officer

By:	/s/ Mark A. Zorko
Mark A. Zorko
Secretary

Signature Page to the Certificate of Amendment to the Certificate of Incorporation